EXHIBIT 23.5

Plante & Moran, PLLC 10 South Riverside Plaza 9th Floor Chicago, IL 60606 Tel: 312.207.1040 Fax: 312.207.1066 plantemoran.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in this Registration Statement on Form S-4 of our report dated February 21, 2018 on the consolidated financial statements of Bridgeview Bancorp, Inc. as of and for the years ended December 31, 2017 and 2016, and to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ PLANTE & MORAN, PLLC

Chicago, IL
February 14, 2019